EXHIBIT 23.2


                            Williams & Webster, P.S.
               Certified Public Accountants & Business Consultants
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                        Bank of America Financial Center
               o 601 W. Riverside, Suite 1940 o Spokane, WA 99201
                   o Phone (509) 838-5111 o Fax (509) 838-5114



          Board of Directors
          Oxford Investments Holding North York
          Ontario, Canada




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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          We consent to the use of our audit report dated September 29, 2005, on the financial statements of Oxford Investments Holding as of December 31, 2004, for the incorporation by reference to the Form F-3.


          /s/ Williams & Webster, P.S.
          Williams & Webster, P.S. Certified
          Public Accountants Spokane, Washington


          October 30, 2007












Bank of America Financial Center
800 Fifth Avenue, Suite 4100
Seattle, WA 98104                           www.williams-webster.com
Phone (206) 47-1303 Fax (206)470-1150       Member Russell Bedford International